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                                                        EXHIBIT 10.7
                             SUN COMPANY, INC.
                         SAVINGS RESTORATION PLAN

                           Amendment No. 1996-1
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1.   Section 2 of Article V of the Plan is hereby restated as follows:


     "Ten Year Certain Option
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          Each participant may irrevocably elect, at least twelve months prior to the time a lump-sum distribution is required to be made pursuant to Section 1 of this Article V, with respect to the value of the participant's book account(s) attributable to all participant contributions and employer contributions (and investment earnings on such contributions) for all years of the Plan, to waive the right to receive a lump-sum distribution of such contributions (and investment earnings on such contributions) (the "Ten-Year Certain Amounts") at termination of employment as provided in Section 1 of this Article V, and to receive a distribution of all Ten-Year Certain Amounts as determined under this
Section 2. The Ten-Year Certain Amounts shall be distributed commencing no later than two months after the time lump-sum amounts are distributable pursuant to Section 1 of this Article V, in ten annual distributions, with the amount of each annual distribution equal to the value of the account balance on the distribution date divided by the number of annual distributions remaining as of the date the participant's account is valued for the annual distribution. The tenth annual distribution shall include 100% of the value of the participant's book account(s). Undistributed Ten-Year Certain Amounts shall remain credited to the participant's book account(s) and shall be deemed to be invested in accordance with the provisions of Section 3 of Article IV. In the event of the death of the participant prior to distribution of all Ten-Year Certain Amounts, any undistributed Ten-Year Certain Amounts shall be paid to the participant's beneficiary under SunCAP as soon as is administratively feasible. Failure to make a timely election under this section will result in a lump-sum distribution pursuant to Section 1 of this Article V."